                                                                    EXHIBIT 10.9


                               AGENCY AGREEMENT


     THIS AGENCY AGREEMENT ("Agreement") is entered into and effective as of October 1, 1995, by and between CLARENDON NATIONAL INSURANCE COMPANY, a New Jersey insurance corporation, with its administrative offices located at 1177 Avenue of the Americas, Suite 4400, New York, New York 10036, (hereinafter, the "Company") and STIRLING COOKE TEXAS, INC., a Texas corporation with its offices located at 15660 North Dallas Parkway, Suite 410, Dallas, Texas 75248 (hereinafter, the "Agency").

     WHEREAS, the Company is authorized to issue workers' compensation insurance policies and related liability lines, including non-occupational coverages, in the State of Texas and the Company also undertakes to use its best efforts to obtain authorization for 24 Hour coverage products;

     WHEREAS, the Agency is duly licensed as a managing general agent in the State of Texas; and

     WHEREAS, the Company wishes to appoint the Agency to produce, administer, and manage a program of workers' compensation insurance (including related coverage B, employers' liability) in the State of Texas (hereinafter, the "Policies") (which authority may include the issuance of other state endorsements for risks with multi-state operations subject to the Company's and the Agency's authorizations in those states). The authorized coverages and limits of liability of such Policies are set forth on Schedule A attached hereto (which Schedule A shall be amended effective as of the date the Company elects to offer an additional or a different policy).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties agree that this Agreement shall be effective as of the date set forth above (the "Effective Date") as follows:


                        ARTICLE I. - GENERAL PRINCIPLES
                        -------------------------------

     A. The Company, relying upon the expertise of the Agency, grants authority to the Agency hereunder to manage the Policies. The parties understand that, the Company, being at risk and having ultimate responsibility and authority for the Policies managed by the Agency, at all times shall have the ultimate responsibility and discretion with respect to all matters pertaining to such Policies.

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     B.  It is the intent of the Company and the Agency to produce an operating profit for the Company. The Agency shall perform its duties under this Agreement in an ethical, legal and professional manner.


                     ARTICLE II. - UNDERWRITING AUTHORITY
                     ------------------------------------

     A. The Agency, as an independent contractor of the Company, subject to any requirements imposed upon the Agency and the Company by any governmental entity, the terms of this Agreement, and the underwriting rules and regulations of the Company, is authorized and is delegated responsibility to:

         1. Solicit applications for Policies through duly licensed agents in the State of Texas. The Company shall forward to the Agency a copy of the Company's Underwriting Rules, Regulations, and Guidelines ("Underwriting Rules") for use by the Agency in processing such applications and submitting to the Company those which might be accepted by the Company on a facultative basis or as may be otherwise specified in such Underwriting Rules. The Company may amend its Underwriting Rules at any time by providing the Agency written notice thereof, and the Agency shall thereafter process the Policies pursuant to such amended guidelines and procedures. The Underwriting Rules include the basis of rates to be charged, the lines of insurance which may be written, maximum limits of liability, applicable exclusions, territorial limitations, cancellation provisions, the maximum policy period, and control of policy issuance.

         2. Issue Policies on behalf of the Company to qualifying risks accepted under the Underwriting Rules and issue all related, required statutory and regulatory notifications, if any. The parties hereto acknowledge that the Agency has been furnished copies of the Company's rates, policy forms and endorsements.

         3. Maintain control procedures related to binder, policy and notification issuance to facilitate audit of such activities by the Company and/or the Insurance Commissioner, or equivalent authority, of the State of Texas.

         4. Provide a risk management information system that will track, account, and report to the Company premium, commissions, losses, loss reserves, allocated and unallocated claim costs, claim incidence detail, indemnity and medical payments. During the term of this Agreement, the Agency shall use underwriting and risk management information on behalf of the Company.

         5. Assure that the Company complies with any required reports or data calls related to the Policies.

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         6.  Assure that in the event any Policy is issued with a deductible endorsement and the Underwriting Rules require collateralization, that the policyholder collateralize all unpaid deductible obligations actuarially valued to their ultimate cost with collateral acceptable to the Company. In the event any Policy is retrospectively rated all projected retrospective premium due the Company shall be similarly collateralized.

         7. Assure that every applicable policyholder is subject to annual post policy period payroll audit.

         8. Collect and receipt for premium, and, as compensation for its program management services and producing agents' commission, retain the percentage of net written premium specified in Article IV.

         9. Cancel coverage only when authorized by the Company and pursuant to Policy terms. The Agency shall cancel any Policy in the event a policyholder fails to (i) pay premium when due, or (ii) maintain agreed collateral for deductible obligations or retrospectively rated premium as provided in subparagraph II.A.6 or (iii) for any other reason permitted under the Policy and by law.

     B.  The Agency, without the prior written approval of the Company:

         1. Shall not bind reinsurance or retrocession on behalf of the Company;

         2. Shall not commit the Company to participate in reinsurance of reinsurance syndicates; and

         3. Shall not collect a payment from a reinsurer or commit the Company to a claim settlement with a reinsurer without the prior written approval of the Company.

         If the Company grants such prior written approval for any of the items specified in II.B.1, II.B.2, or II.B.3 above, the Agency shall promptly forward to the Company a report of any such action taken.

     C. Any and all agreements between any agent, insurance broker, agent or other entity approved by the Company (hereinafter called the "Agent") shall be made directly between the Agency and such Agent.

     D. The Agency is responsible to oversee the placement of business through and the proper licensing of any Agent. If, as a result of acceptance of a placement by the Agency from an Agent that the Agency knew or should have known was unlicensed, the Agency shall indemnify and hold the Company

                                       3
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harmless from all claims, costs, fines and expenses arising and paid by the
Company due solely to the fact that the Agent was unlicensed that is not recoverable from reinsurers.

     E. The Agency shall receive and may accept proposals for Policies up to a specified maximum "Net Written Premium" (which term shall mean gross written premium less returns for cancellations) for each Policy as stated on Schedule A for the first Calendar Year of this Agreement and as amended for each subsequent Calendar Year thereafter. The first Calendar Year shall mean the time period from the Effective Date through December 31, 1995. Each subsequent Calendar Year shall commence January 1st of such year and end on December 31st of such year.

     F. The Company hereby grants to the Agency authority to utilize only insurance contract wording, endorsement wordings and rates that are approved in writing by the Company.

     G. The Company hereby grants to the Agency authority to operate only within written guidelines approved in writing by the Company; and any Policy issued by the Agency which does not fall within such guidelines shall, at the Company's written request, be promptly terminated subject to the regulations of the state. The Agency shall indemnify the Company for all claims that the Company is required to pay not recoverable from reinsurers solely because the Agency did not terminate the Policy.

     H. The Agency shall arrange underwriting inspections on all Policies written. The inspection shall be for the Agency's benefit, rather than the insured's benefit, and shall be used by the Agency in underwriting risks pursuant to the Underwriting Rules. The Agency shall bear sole responsibility for compensating the inspection company for such services and no costs or expenses associated with or arising from such services shall be passed on to the Company in any form.


                        ARTICLE III. - CLAIM AUTHORITY
                        ------------------------------

     A. The Agency, as an independent contractor of the Company, subject to any requirements imposed upon the Agency and the Company by any governmental entity, the terms of this Agreement, and the Underwriting Rules, is authorized and is delegated responsibility to perform or contractually arrange for the adjustment of all claims arising under the Policies issued by the Agency on behalf of the Company hereunder. The Company reserves the right to disapprove any contract adjusters appointed by the Agency. All such services shall be performed by duly licensed and qualified casualty adjusters. The Agency shall maintain claim files in hard copy or shall otherwise make such files electronically available to the Company. The Agency shall also effect a comprehensive program of health care cost management related to medical services provided policyholders, if the Policies so require.

     The Agency, directly or through its adjusters, may settle claims and set loss reserves, and the Company retains final authority over such matters. The Agency shall immediately report to the Company any claim arising under any Policy produced under this Agreement, and may represent the Company in the investigation, control and settlement of any such claim.

     The Agency may charge the Company for adjusting indemnity, medical and information claims based upon a fee schedule agreed between the Agency and the Company, plus reasonable and customary rates for allocated loss adjustment expenses, plus a percentage to be agreed initially and amended from time to time of the difference between medical, hospital and similar services as originally billed by a provider and the total charge ultimately paid to the provider. The parties recognize that this adjusting service may be bid or contracted out to third parties for medical claims.

     B.   In the course of its duties under this Agreement, the Agency shall:

          1. Record and report each claim promptly to the Company with a recommended reserve;

          2. Maintain a claim file with a copy of the Policy for each reported claim. The claim file will have a daily activity log and shall be available for inspection, review and/or copying by the Company or its duly authorized representatives;

          3. Perform reasonable and necessary administrative and clerical work in connection with reported claims;

          4. Prepare checks and vouchers, compromises, releases, agreements and any other documents reasonably necessary to finalize and close claims;

          5. Perform a continuous review of outstanding claim reserves, recommend changes to outstanding claim reserves, and provide the Company with monthly reports showing changes to outstanding reserves as of the date reported;

          6. Record and report promptly to the Company each loss and allocated loss adjustment expense paid utilizing the Company claim disbursement, checking and coding procedures;

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          7.  Periodically review the development of the claims handling procedure with the Company or its duly authorized representative to identify problems and recommend corrective action;

          8. Diligently pursue and prosecute the Company's salvage and subrogation rights relating to any losses sustained under this Agreement. The Agency shall use all reasonable efforts to collect and deposit funds arising from the enforcement of such rights into the Company's Claim Bank Account (as hereinafter defined). The Agency will report and account to the Company all salvage and subrogation collections under this Agreement.

     C. The Company grants to the Agency authority to settle and pay upon prior notice to the Company any claim up to Fifty Thousand Dollars ($50,000) per claim.

     D. The Agency shall notify and consult with the Company with respect to any of the following:

          1. Any loss or claim resulting in legal action being instituted against the Agency and/or the Company;

          2. Any loss or claim causing a complaint to be filed with any regulatory authority;

          3. Any inquiry from any regulatory authority, including but not limited to any insurance department, with respect to any claim or claims, even if no complaint causes such inquiry;

          4.  Any claim the Agency deems appropriate to deny policy coverage; or

          5. Any claim which might ultimately result in the payment(s) in excess of Fifty Thousand Dollars ($50,000) due to any claim or claims arising out of a single occurrence or injury.

     The Agency shall notify the Company within thirty (30) days of determination of (i) any claim which involves a coverage dispute, (ii) any claim which involves a demand in excess of policy limits, or (iii) any allegation of bad faith, violations of the applicable State Insurance Code.

                                       6
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                    ARTICLE IV. - THE AGENCY'S COMPENSATION
                    ---------------------------------------

     A. The Company hereby allows the Agency, as compensation for its services hereunder, a commission fee, equal to the commission set forth on Schedule A attached hereto and incorporated herein, describing the Policy and the compensation as a percentage of Net Written Premium for such Policy.

     B. The Agency shall prepare separate, itemized monthly statements for each Agent on the business placed by the Agent through the Agency, and furnish the Agent with an IRS Form 1099 each year required.

     C. The Agency shall maintain an errors and omissions insurance policy issued by an insurer acceptable to the Company with policy limits of no less than One Million Dollars ($1,000,000), and a deductible no greater than Fifty Thousand Dollars ($50,000).


           ARTICLE V. - RECORDS, REPORTS, REMITTANCES AND PROCEDURES
           ---------------------------------------------------------

     A. The Agency shall maintain complete and orderly underwriting and claims files, records and accounts of all transactions involving the Company in accordance with generally accepted insurance and accounting practices.

     B. The Company or its authorized representatives shall have the right (but not the obligation) at all reasonable times to inspect the Agency's books and records, wherever located, which pertain to the business of the Company which is the subject of this Agreement and shall have the right to copy or make abstracts from such books and records.

     C. The Agency shall promptly deposit all funds collected on behalf of the Company in a Premium Trust Account. Such amount shall be maintained in a bank(s) with membership in the Federal Reserve system and insured by the Federal Deposit Insurance Corporation.

     D. At the end of each month, the Company shall produce an accounting detailing all premiums collected and deposited into the Premium Trust Account. The Agency shall pay to the Company all Net Written Premium collected and deposited in the Premium Trust Account less the Agency's and Agent's commissions as set out in this Agreement, claim fees and expenses, and deductions, expenses, and costs payable by the Company as per this Agreement, or as agreed by the Company and the Agency and listed on the accounting. The Agency may pay such commission and listed deductions directly from the Premium Trust Account without further authorization.

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

     E. The Agency shall not be required to return as commission or return commission monies greater than the total commission paid or otherwise payable to the Agency.

     F. The Agency shall not offset balances due under this Agreement with any other balance due under any other contract or agreement. The Agency shall not use or convert money that is deposited or should have been deposited to the Premium Trust Account, except as provided in this Agreement.

     G. The Agency shall maintain and submit a monthly Bordereaux report for all business written under this Agreement for Policies, binders or endorsements issued or canceled by the Agency (the "Bordereaux"). The Agency shall maintain and furnish to the Company such other reports as may be reasonably requested by the Company.

          The Bordereaux for each line of business shall include the following information: policy number, name of insured, effective date of coverage, policy period, annual premium, payment terms, minimum deposit premium, premium collected, credits against the premium collected for sums due third parties, and the balance due the Company. Sums deducted from premium collected to pay third parties shall be utilized solely to pay expenses approved in writing by the Company, which expenses may include administration fees, safety and loss control services, commissions due the Agency or Agents. Third party fees shall be specifically identified on the monthly Bordereaux and shall be paid on a collected premium basis.

          The Agency shall remit all funds due the Company on or before fifteen
(15) days after the end of each month for business reported to the Company for the prior month pursuant to the Bordereaux. The Company may direct the Agency in writing to remit sums due the Company directly to the Company's reinsurers. All sums due the Company shall be paid by wire transfer or as otherwise directed in writing by the Company. The Agency shall reconcile all funds collected to the monthly Bordereaux reports.

     H. Notwithstanding anything to the contrary contained in this Agreement, the Agency shall account and pay to the Company any net income loss due to uncollected premium, except it is agreed that, if any additional premium is charged and billed by the Company, and such additional premium cannot be collected by the Agency, the Agency shall not be responsible for such additional premium provided:

          1. The Agency notifies the Company that such premium is uncollected within sixty (60) days of the initial billing date for such additional premium;

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

          2.  The Agency shall make a good faith effort to collect such premium;

          3. The Agency shall forward to the Company copies of all correspondence relating to its collection effort; and

          4. No Commission shall be paid to the Agency on premiums collected by the Company.

          The net income loss will not be payable if the Company has not incurred "net retained loss" in respect of the Policy for which premium is uncollectible following reasonable collection efforts by the Agency or the Company. A "net retained loss" means that the Policy for which collection is sought has an excess of actual paid claims chargeable to the Company (and not to reinsurers) over premiums. Should a net retained loss have been incurred by the Company, the net income loss payable by the Agency shall be the lower of: (i) the uncollected premium; or (ii) the net retained loss of the Company.

     I. The transfer of funds to the Company, or the acceptance of any funds from the Agency, shall not constitute acceptance of the accuracy of any report submitted by the Agency to the Company.

     J. For purposes of settling claims and paying claim-related expenses, the Company shall establish, maintain and fund a separate bank account from which the Agency may draw against as hereinafter set forth (the "Claim Bank Account").

          On a daily and monthly basis, the Agency will prepare and send to the Company a register of checks drawn on the Claim Bank Account for each loss payment (the "Claim Register"). The Claim Register shall include, but shall not be limited to, the claim number, the name of payee, the date and check number of the disbursement, and the purpose and amount of the disbursement.

          All claim payments shall be signed by two signatories. Any claim payment up to Fifty Thousand Dollars ($50,000) shall be signed by two authorized representatives of the Agency. Any claim payment in excess of Fifty Thousand Dollars ($50,000) shall be signed by an authorized representative of the Company and an officer of the Agency. The Agency shall notify the Company in writing of the identity of the authorized signatories of claim checks.

          The Agency shall promptly deposit any monies collected through salvage and subrogation to the Claim Bank Account, and maintain a register of all such collections and deposits (the "Salvage and Subrogation Register"). The Salvage and Subrogation Register shall include, but shall not be limited to, the

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following information: date of deposit, date of receipt of funds, the claim number, the payor, and the amount and purpose of such payment.

          The Agency shall reconcile the Claim Register and Salvage and Subrogation Register to the Claim Bank Account on a monthly basis.

     K. Within twenty (20) days after the close of each calendar month, and in addition to reports due the Company under this Article V, the Agency shall render to the Company reports of transactions for said month in formats acceptable to the Company. The reports shall include, but shall not necessarily be limited to, information and statistical data necessary for the Company to prepare any report required by the NAIC or NCCI, or any other reports reasonably requested by the Company. The Agency's reports shall include an accounting of all premiums written and earned, all commissions and fees, all claims and allocated claims expenses reserved, paid, incurred and outstanding, and collected and collectible salvage and subrogation.

     L. Within ninety (90) days after the end of each fiscal year, the Agency shall furnish the Company with true copies of its audited, certified balance sheet and related statement of operation for such fiscal year.

     M. The Agency shall establish and maintain written operational procedures to handle all business related to the Policies.

                   ARTICLE VI. - ACCESS TO BOOKS AND RECORDS

     A. The Company shall have access during normal business hours to the books and records of the Agency for any purpose relating to any business placed with the Company by the Agency.

     B. The books, records, underwriting and rating facilities of the Agency relating to any business it places with the Company shall be maintained separately and apart from those relating to any other insurance company the Agency may represent and shall include underwriting files.

     C. The books and records referenced in VI.A and VI.B above shall be maintained by the Agency for at least five years from the expiration date of the last Policy issued or until completion of a financial examination by the insurance department of the state in which the Company is domiciled, whichever is longer or as may otherwise be provided by law.

     D. The Company may conduct a semi-annual examination of all books and records maintained by the Agency which relate to business placed pursuant to

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this Agreement. Such examinations shall incept six months after the effective date of this Agreement and continue every six months thereafter until six months after the termination of this Agreement.

     E. If the Company's aggregate premium volume increases by 30% or more in any 30-day period after the second semi-annual examination (as provided supra), the Company may conduct an additional examination of the books and records of the Agency which are related to coverage placed under this Agreement.

     F. The examinations of the books and records of the Agency must adequately provide the Company and any Commissioner of Insurance, or equivalent authority, with the information specified below, will be made available by the Company and the Agency upon request by the Commissioner, and will remain on file with the Company for at least three years:

          1.  The existence and adherence to claim handling procedures.

          2.  The timeliness of claim payments.

          3.  The timeliness of premium reporting and collection.

          4. Compliance with underwriting guidelines furnished by the Company to the Agency.

          5.  Reconciliation of policy inventory or policy issuance records.

     G. The Agency shall provide the Company copies of its computer software and updated copies of its computer data base maintained in support of its claim reports ("Computer Data"). The transfer of Computer Data shall be in a format acceptable to the Company and readable on the Company's computer system. Such Computer Data shall include all information contained in the claim reports, and shall include with respect to each claim, the claim number, policy number, name of insured, effective date and expiration date of the policy, the date the claim was first reported to the Agency, reserves, paid losses, paid loss adjustment expense, and any salvage or subrogation recoveries.

          The Agency shall establish and maintain written operating procedures to handle all claims, related adjustment costs, and salvage and subrogation. The Agency's reports shall account for all paid and incurred (including outstanding reserves separately) losses, loss adjustment expense, salvage and subrogation recoveries.

     H. Articles V and VI shall survive termination of this Agreement until such time as all obligations of the Agency and the Company have been discharged.

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                            ARTICLE VII. - EXPENSES
                            -----------------------

A.   THE AGENCY'S EXPENSES:
     ---------------------

     The Agency shall accept and pay all expenses incurred by the Agency in connection with the underwriting, production, marketing and servicing of the Policies, including but not limited to the following:

          1. Printing of proposals, policy jackets, contracts of insurance, cancellation notices, premium notices, records, and reports, and all other documents required to fulfill the obligations of the Agency under this Agreement.

          2. Advertising and public relations expenses, except as otherwise agreed to be paid by the Company. The Company's prior written approval shall be required with respect to any advertising or public relations material which contains the Company's name or logo.

          3. The Agency's general office expenses, including rent, salaries, utilities, data processing performed by the Agency, transportation, furniture, fixtures, equipment, supplies, telephone, postage, and other general overhead expenses.

          4. All expenses related to or arising from premium audit services or underwriting inspection services.

B.   COMPANY'S EXPENSES:
     ------------------

     The Company shall absorb and pay directly all charges and expenses directly attributable to its operations and all expenses, costs and claims provided in this Agreement and/or under the Policies. In addition to those charges otherwise provided in this Agreement, the Company shall reimburse the Agency for other costs required to fulfill the obligations of the Company under this Agreement or as agreed from time-to-time by the Company.


                       ARTICLE VIII. - GENERAL PROVISIONS
                       ----------------------------------

     A. Nothing herein shall create the relationship of employer and employee between the Company and the Agency, it being understood and agreed that the Agency is an independent contractor of the Company for the purposes set forth herein with all rights, powers and duties as such.

     B. The Agency shall not assign, sell or otherwise transfer all or any part of this Agreement in whole or in part either directly or indirectly without the prior written consent of the Company.

     C. This Agreement may not be changed, nor may any provision hereof be waived, unless such modification is in writing, signed by both parties hereto, and specifies the effective date thereof.

     D. Should the Agency receive an inquiry or complaint from any regulatory authority concerning a violation of insurance law or regulation, or any complaint disputing coverage under any Policy issued hereunder, or any process or other litigation document or any threat of litigation with respect to any Policy or any other matter contemplated within this Agreement, prompt notice and a true copy thereof shall be given to the Company. If a response affecting the Company is required, the Agency shall, within five (5) business days of the inquiry, draft a response and submit the draft to the Company for prior approval before submission to the regulatory authority.

     E. The Company and the Agency shall maintain all licenses and regulatory approvals necessary to conduct business covered under this Agreement.

     F. Notwithstanding the authority granted to the Agency by the Company, the Company may require the Agency to terminate coverage provided by any Policy so long as such termination does not violate any statute or regulation. If the Company exercises this right, the Company shall instruct the Agency to send appropriate non-renewal or cancellation notice as required by contract wording or regulatory authority to terminate coverage.

     G. The Agency is required and agrees to be in compliance with, and the Agency shall ensure that all Agents are properly licensed pursuant to, all applicable laws and regulations which affect the Policies.

     H. The Agency shall obtain the express prior written approval of the Company before issuing any advertisement, circular, pamphlet or other publication which refers to the Company. The Agency shall have the right to advertise the Policies.

     I. The failure of the Company or the Agency to insist on strict compliance with this Agreement, or to exercise any right or remedy hereunder, shall not constitute a waiver of any rights contained herein or stop the parties from thereafter demanding full and complete compliance therewith, nor prevent the parties from exercising any right or remedy in the future.

     J. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed duly given if delivered personally, by Federal Express or other recognized courier service, or by registered or certified mail, return receipt requested, to the party for whom it is intended at the following address or such other address as the party may designate from time to time.

          For the Agency:

          Stirling Cooke Texas, Inc.
          15660 North Dallas Parkway
          Suite 410
          Dallas, Texas 75248
          Attention:  Rupert Weynand, President
          (214) 960-3400

          For the Company:

          Clarendon National Insurance Company
          1177 Avenue of the Americas, Suite 4400
          New York, New York 10036
          Attention:  Robert D. Ferguson
          (212) 805-9700

          Notices shall be deemed given when delivered, or three (3) days after delivery to the courier or mailing, as above provided.

     K. If any provision of this Agreement should be found to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

     L. This Agreement shall be interpreted under and pursuant to the laws of the State of New York.

     M. This Agreement shall bind and benefit the successors and permitted assigns of the parties.

     N. The Agency shall indemnify and hold the Company harmless by the Agency for all losses, costs, charges and expenses (collectively called "Expenses") paid or incurred by the Company by reason of or in connection with the breach or non-performance of any covenant or obligation to be observed or performed by the Agency under this Agreement; provided, however, that in the case of a breach or non-performance by the Agency, the Company shall have given the Agency notice of the breach or non-performance and the Agency shall not have cured same within ten (10) days after the date of the notice, or if same is of such a nature that it cannot reasonably be cured within such time, if the Agency has not within such time commenced to cure same and does not diligently continue to and actually cure same. Any expenses incurred by the Company after the giving of such notice shall be promptly reimbursed by the Agency. Without limiting the generality of the foregoing, the Agency's covenants and obligations as referred to herein shall include but not be limited to:

          1. the obligation to deposit, report and remit premiums to the Company;

          2.  the obligation to remit return premiums to the insureds when due;

          3. the obligation to process all policies, endorsements and notices of cancellation and/or non-renewal pursuant to the Company's underwriting guidelines;

          4. the obligation to observe and comply with underwriting guidelines and sub-agent appointment procedures;

          5. the obligation to observe and comply with all statutes, regulations, rules and rates; and

          6. the obligation to comply with the requirements of Article V hereunder.

          The term "Expenses" as used herein shall include but shall not be limited to the following expenses: legal, accounting, data processing, file retrieval, software, clerical help, professional services, and travel. The Agency shall reimburse or pay the Company for all Expenses immediately upon receipt of a written statement setting forth such Expenses, provided the Agency shall be given written notice and the right to cure for ten (10) days prior to the imposition of any charge. An interest charge of the lesser of (i) 18% per annum, or (ii) the highest rate of interest permitted by applicable law, shall accrue with respect to any Expenses remaining unpaid for thirty (30) days after presentation of such statement and shall continue until payment in full of the balance due.

     O. In the event that any obligation to grant or extend insurance coverage is imposed on the Company by a Court or Insurance Commission or Department as a result of any breach by the Agency of its obligations under Policies, then and in that event, the Agency shall (i) pay any fine or penalty imposed upon the Company by such Court or Insurance Commission or Department, and (ii) reimburse the Company for all Expenses in accordance with paragraph VIII.0 of this Article.

     P. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     Q. This Agreement supersedes any previous agreements whether oral or in writing between the Agency and the Company.

     R. The Agency must notify the Company, in writing, within thirty (30) days if there is a change in:

          1. Ownership of ten percent (10%) or more of the outstanding stock of the Agency;

          2.  Any principal officer of the Agency; or

          3.  Any director of the Agency.

     S. The Agency shall submit to an examination of its financial condition and its compliance with the laws of Texas as and if required under the Texas Insurance Code, or any other state law applicable to the Agency.


                       ARTICLE IX. - INDEMNITY AGREEMENT
                       ---------------------------------

     A. The Agency shall indemnify the Company and its subsidiaries, successors, reinsurers and assignees, as well as their shareholders, directors, officers and agents against and in respect of any and all claims, demands, actions, proceedings, liability, losses, damages, costs or expenses, including without limitation, attorney's fees, disbursements and court costs, made or instituted against or incurred by the Company or such other indemnitees and which arise, either directly or indirectly, out of any action or inaction of the Agency or its employees or representatives, in connection with any obligations of the Agency arising out of this Agreement, including but not limited to any action or inaction of the Agency concerning the Agent(s), pursuant to all applicable laws.

     B. The Company shall indemnify and hold the Agency harmless against and in respect of any and all claims, demands, causes of action, liability, losses, damages, judgments, costs and expenses, including but not limited to attorney's fees, disbursements and court costs which may be made or instituted against or incurred by the Agency and which arise, either directly or indirectly, out of any action or inaction of the Company in connection with any obligations of the Company arising out of this Agreement or the Policies.

                                 ARTICLE X. - ARBITRATION
                                 ------------------------

     A. Any controversy or claim arising out of or relating to this Agreement or the breach or enforcement thereof shall be submitted to the decision of a board of arbitration ("Board") composed of two arbitrators and an umpire, who, unless the parties otherwise agree, shall meet in New York City, New York. The laws of the State of New York shall govern the interpretation and application of this Agreement and the enforcement of the arbitration award.

     B. The members of the Board shall be active or retired disinterested officials of insurance or insurance management companies or Underwriters at Lloyd's, London, other than the parties of their affiliates. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. The arbitration shall be instituted by the claimant serving a notice upon the respondent setting forth the nature of the dispute and the name, address and current (or last, if retired) employment position of the arbitrator appointed by the claimant. The respondent shall appoint its arbitrator within twenty (20) days after service of claimant's notice and shall, within such time, similarly notify claimant of the name, address and current (or last, if retired) employment position of the respondent's arbitrator. If the respondent fails to appoint its arbitrator within such twenty (20) day period, the claimant shall also appoint the second arbitrator within ten (10) days after the expiration of the twenty (20) days for respondent to appoint its arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire at the end of twenty (20) days following the last date of the appointment of the arbitrators, then the umpire shall be appointed by the American Arbitration Association (or its successor).

     C. The claimant shall submit its initial statement within twenty (20) days from appointment of the umpire. The respondent shall submit its responsive statement within twenty (20) days after receipt of the claims statement, and the claimant may submit a reply statement within ten (10) days after receipt of the responsive statement. No other statement shall be submitted by either party. Copies of all statements shall be sent to the parties, the arbitrators and the umpire.

     D. The Board shall consider this Agreement an honorable engagement rather than merely a legal obligation and shall make its decision with regard to the custom and usage of the insurance and reinsurance business and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or its successor). The Board shall issue its decision in writing upon evidence introduced at a hearing or by other means of submitting evidence in which strict rules of evidence need not be followed, but in which cross examination and rebuttal shall be allowed if requested. Any hearing shall commence within thirty
(30) days of claimant's reply statement, or of respondent's statement if claimant does not submit a reply statement. The Board shall make its decision within forty-five (45) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the Board shall be final and binding upon all parties to the proceeding. Judgment may be entered confirming the award of the Board in any court having jurisdiction thereof.

     E. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the Board.

     F. In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment thereon or any other rights flowing therefrom, the prevailing party shall be entitled to recover its reasonable attorney's fees.

     G. Any suit, action, or other proceeding by or against either party to this Agreement, including any proceeding to compel arbitration, to confirm the arbitration award, or to enforce any remedy available to either party may be brought in the Supreme Court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and each of the parties hereto submits and consents to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action or proceeding. The parties consent that process in any action or proceeding may be served by registered or certified mail, which service shall be sufficient to confer in personam jurisdiction over the party served.


                            ARTICLE XI. - SUSPENSION
                            ------------------------
        If the Agency is delinquent in accounting for a payment of any sums due the Company, or has breached the terms of this Agreement, or has violated the authority granted in this Agreement, the Company may by written notice to the Agency, suspend the Agency's authority to submit or underwrite any new or renewal business under this Agreement.


                        ARTICLE XII. - TERM OF AGREEMENT
                        --------------------------------

        This Agreement shall have an initial term of thirty-six (36) months commencing upon the Effective Date of this Agreement and shall be extended automatically for additional twenty-four (24) month terms thereafter if not terminated within six (6) months of the termination date of any term. Notwithstanding the foregoing, this Agreement may be terminated without cause, at any time, by either party mailing to the other party a six (6) month notice of termination of this Agreement.

                          ARTICLE XIII. - TERMINATION
                          ---------------------------

     A.  This Agreement shall terminate with cause:

         1. Immediately at the election of and upon written notice from the Company, if any public authority cancels or declines to renew any of the licenses of the Agency, or automatically and immediately if any public authority cancels or declines to renew the Company's licenses in any jurisdiction in which it is licensed to do business.

          2. Automatically and immediately in the event of a transfer, sale or pledge of the majority of the stock or upon consolidation with a successor in interest or a substantial portion of the assets of the Agency, unless this Agreement is assigned with the express written consent of the Company.

          3. Automatically and immediately upon the insolvency or bankruptcy of the Agency or an assignment by the Agency for the benefit of creditors.

          4. Automatically and immediately upon the insolvency or bankruptcy of the Company.

          5. Immediately at the election of and upon written notice from the Company of the commission of any of the following acts by the Agency: fraud or gross negligence or willful misconduct (which includes, but is not limited to, willful violation of instructions, or willful violation of any covenant of this Agreement or any statutory provision or Insurance Department regulation).

          6. At the election of the Company upon the Agency's violation of any provision of this Agreement, other than as set forth in XIII.A.1, XIII.A.2, XIII.A.3, XIII.A.4 and XIII.A.5 above, provided however, that the Agency will be allowed ten (10) days to cure such violation. For purposes of this Subsection XIII.A.6, routine differences in the accounting methods of the Agency and the Company which are minor in amount and do not involve premiums collected and willfully withheld by the Agency shall not constitute failure to account for and pay over premiums, provided all items not in dispute are paid in accordance with the collection and remittance procedures set forth in this Agreement.

          7. At the election of the Company in the event of any material change in the Company's obligations or business prospects under the Policies caused by a change in law or insurance regulations in the State of Texas, or by a change in the terms and/or coverages of the Company's reinsurance agreement(s) with its reinsurers for business produced hereunder.

          8. At the election of the Agency if claims are unpaid or the Company is not, in the Agency's opinion, complying with the terms of the Policies, and the Company does not cure such problems to the Agency's satisfaction within ten
(10) days of written notice.

          9. At the election of the Agency, if the Company breaches or fails to comply with any term of this Agreement, and such breach or failure is not cured within ten (10) days of written notice from the Agency to the Company.

     B.   In the event of proper termination of this Agreement:

          1. The obligations of the Agency and the Company under this Agreement shall be discharged promptly.

          2. No party shall have a claim upon the other for loss of prospective profit or damage to the business arising therefrom.

          3. The Agency's records shall remain the property of the Agency and left in the Agency's possession, including the right to renew all business with an insurer, as long as the Agency is in compliance with all of its obligations to the Company.

          4. The Company may, in its sole discretion, require the Agency to run-off the in-force business to normal expiration in accordance with the provisions of this Agreement. The Agency shall bear all expenses of the run-off operations but shall be paid its fees for the run-off period that would have been due had this Agreement continued in force.

          5. The Agency shall upon demand return to the Company any Policies, forms or other supplies imprinted with the Company's name regardless of who incurred the cost for same, or any Policies, forms or other supplies furnished to the Agency by the Company.


                          ARTICLE XIV. - COMPUTER DATA
                          ----------------------------

     A. In the event this Agreement terminates and/or the Agency refuses or is unable to administer and run-off business produced under this Agreement, then in that event the Agency shall immediately provide the Company with a tape back-up of all programs and data libraries, including updated source code and data files, used in the production and administration of business hereunder (the "Data"). The Company agrees that it shall utilize the Data solely for the purpose of administering and running off the business produced hereunder.

     B. The Agency hereby grants, at no cost to the Company, a limited license to the Company to use the Agency's software ("Software") in connection with the administration and run-off of the business produced hereunder. The Agency shall deliver the Software, together with the source and object code for the Software, as well as all necessary manuals, immediately upon delivery of the Data to the Company as provided in the preceding paragraph. The Company grants the Agency, at no cost during the term of this Agreement and subsequent to the term of this Agreement in connection with the administration and run-off of the business produced, the limited license to use the Company's software programs for the purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

STIRLING COOKE TEXAS, INC.



By:  /s/
   ------------------------------------
Its Authorized Officer



CLARENDON NATIONAL INSURANCE COMPANY



By:  /s/
   ------------------------------------
Its Authorized Officer

                                   SCHEDULE A
                                   ----------


COVERAGE                                               LIMITS OF LIABILITY
--------                                               -------------------

Workers' Compensation/Employers' Liability                  Statutory

     Commission Structure:
           Policy Issuance.....................................  4%
           Loss Control........................................  2%
           Claims..............................................  6%
           Brokering Agent.....................................  5%
           Producing Agent.....................................  7%
           Rent a Captive Fee..................................  3%
                                                               ----
     Total .................................................... 27%

     Net Written Premium Limit...............Per Underwriting Guidelines